Exhibit 10.3

Indemnification and Advancement Agreement

This Indemnification and Advancement Agreement (this “Agreement”) is made as of, by and between ROX Financial LP, a Delaware series limited partnership (the “Partnership”), and [DIRECTOR/OFFICER] (“Indemnitee”).

RECITALS

WHEREAS, ROX Financial GP LLC, a Delaware limited liability corporation, is the general partner of the Partnership (the “General Partner”);

WHEREAS, the Partnership is governed by its Amended and Restated Agreement of Limited Partnership dated November 19, 2020, as may be amended from time to time (the “LP Agreement”); and

WHEREAS, pursuant to the LP Agreement, the Board of Managers of the General Partner (the “Board”) has the ability to designate a series of shares to be issued by ROX LP (each, a “Series”), with designations, preferences, rights, powers and duties as set forth in the designation to be approved by the Board and attached to the LP Agreement; and

WHEREAS, Indemnitee has been [appointed to/named an officer of the General Partner by the Board (an “Officer”)];

WHEREAS, the LP Agreement requires indemnification of and advancement of expenses to persons serving [as directors on the Board/an Officer].  The LP Agreement also expressly provides that the indemnification and advancement provisions set forth therein are not exclusive, and thereby contemplates that contracts may be entered into between the Partnership and [members of the Board/an Officer] with respect to indemnification and advancement of expenses;

WHEREAS, the Partnership and Indemnitee recognize the increasing difficulty in obtaining liability insurance for [board members/officers], the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.  The Partnership and Indemnitee further recognize the substantial increase in litigation in general, subjecting [board members/officers] to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.  Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee may not be willing to continue to serve in Indemnitee’s current capacity as [a member of the Board/an Officer] without additional protection.  The General Partner and the Partnership desire to attract and retain the services of highly qualified individuals, such as Indemnitee to serve [on the Board/as an Officer] and to indemnify those individuals so as to provide them with the maximum protection permitted by law; and

WHEREAS, this Agreement is a supplement to and in furtherance of the LP Agreement, as well as any rights of Indemnitee under any directors’ and officers’ liability insurance policy, and is not a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder; and

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and Indemnitee hereby agree as follows:

Indemnification

.

(a)Allocation.  The Partnership itself will not have any assets.  Generally, all actions of the [Board/Officers] shall be for the benefit of a specific Series.  For purposes of this Agreement, the Partnership is a party for and on behalf of each Series and any indemnification, reimbursement or other payment to Indemnitee pursuant to this Agreement shall be allocated by the Partnership to the applicable Series based on the Series to which the applicable Proceeding applies.  With respect to the indemnification and reimbursement provisions in this Agreement, each Series shall stand alone and no indemnification or reimbursement for a Proceeding related to that Series shall create any liability for any other Series or subject the assets of any other Series to a claim by Indemnitee.

(b)Indemnification.  Indemnitees shall be indemnified and held harmless by the Partnership (which indemnification costs shall be allocated to the relevant Series as determined by the General Partner in Good Faith) from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in Bad Faith or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

(c)Success on the Merits.  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or the defense of any claim, issue or matter therein, in whole or in part, the Partnership (for and on behalf of the applicable Series) shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.  Without limiting the generality of the foregoing, if Indemnitee is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in a Proceeding, the Partnership (for and on behalf of the applicable Series) shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such successfully resolved claims, issues or matters to the fullest extent permitted by applicable law.  If any Proceeding is disposed of on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee; (ii) a plea of guilty by Indemnitee, (iii) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Partnership or the applicable Series, or (iv) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

Indemnification Procedure

.

(a)Advancement of Expenses.  To the fullest extent permitted by applicable law, but as otherwise limited herein, the Partnership (for and on behalf of the applicable Series) shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding within thirty (30) days after receipt by the Partnership of a statement requesting such advances from time to time, whether prior to or after final disposition of any Proceeding, and shall take the steps necessary to authorize such payment as required or permitted pursuant to the LP Agreement.  Such advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Indemnitee shall be entitled to continue to receive advancement of Expenses pursuant to this Section 2(a) unless and until the matter of Indemnitee’s entitlement to indemnification hereunder has been finally adjudicated against Indemnitee by court order or judgment from which no further right of appeal exists.  Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it ultimately is determined that Indemnitee is not entitled to be indemnified by the Partnership (for and on behalf of the applicable Series) under the other provisions of this Agreement.  Indemnitee shall qualify for advances upon the execution and delivery of this Agreement, which shall constitute the requisite undertaking with respect to repayment of advances made hereunder and no other form of undertaking shall be required to qualify for advances made hereunder other than the execution of this Agreement.

(b)Notice and Cooperation by Indemnitee.  Indemnitee shall promptly notify the Partnership in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter for which indemnification will or, upon Indemnitee becoming aware, could be sought under this Agreement.  Such notice to the Partnership shall include a description of the nature of, and facts underlying, the Proceeding (which can be satisfied by a copy of the applicable summons or other relevant document), shall be given in accordance with the provisions of Section 12(e) below.  In addition, Indemnitee shall give the Partnership such additional information and cooperation as the Partnership may reasonably request at the Partnership’s (for and on behalf of the applicable Series) Expense.  Indemnitee’s failure to notify, provide information and otherwise cooperate with the Partnership shall not relieve the Partnership (for and on behalf of the applicable Series) of any obligation that it may have to Indemnitee under this Agreement, except to the extent that the applicable Series is directly adversely affected by such failure.

(c)Determination of Entitlement.

(i)Final Disposition.  Notwithstanding any other provision in this Agreement, indemnification under this Agreement shall be made prior to the final disposition of the Proceeding.

(ii) Determination and Payment.  Subject to the foregoing, promptly after receipt of a statement requesting payment with respect to the indemnification rights set forth in Section 1, to the extent required by applicable law, the Partnership (for and on behalf of the applicable Series) shall take the steps necessary to authorize such payment as required or permitted pursuant to the LP Agreement.  The Partnership (for and on behalf of the applicable Series) shall pay any claims made under this Agreement, under any statute, or under any provision of the LP Agreement providing for indemnification within thirty (30) days after a written request for payment thereof has first been received by the Partnership or the final disposition of the Proceeding, whichever occurs later.

(iii)Remedies. If a claim for indemnification or advancement of Expenses is not paid in full within thirty (30) day-period set forth in Section 2(a) or 2(c)(ii), Indemnitee may, but need not, at any time thereafter bring an action against the applicable Series in the Delaware Court of Chancery to recover the unpaid amount of the claim and, subject to Section 11, Indemnitee shall also be entitled to be paid for all Expenses actually and reasonably incurred by Indemnitee in connection with bringing such action.  The Partnership and the applicable Series may assert as a defense to any such action (other than an action brought to enforce a claim for advancement of Expenses under Section 2(a)) that Indemnitee has not met the standards of conduct required to qualify Indemnitee for indemnification under Section 1(b).  In any action to determine Indemnitee’s entitlement to indemnification hereunder, the Partnership will not dispute that the Indemnitee is entitled to a presumption that Indemnitee is entitled to indemnification under this Agreement and the Partnership (for and on behalf of the applicable Series) shall have the burden of proof to overcome that presumption with clear and convincing evidence to the contrary.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in Good Faith or, in the case of a criminal Proceeding, that Indemnitee acted with knowledge that the Indemnitee’s conduct was unlawful and, accordingly, shall not alone be determinative as to whether Indemnitee is entitled to indemnification in connection therewith.

(d)Payment Directions.  To the extent payments are required to be made hereunder, the Partnership (for and on behalf of the applicable Series) shall, in accordance with Indemnitee’s request (but without duplication), (i) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.

(e)Notice to Insurers.  If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Partnership (or any applicable affiliated entity) has an applicable director and officer liability insurance in effect, the Partnership shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Partnership shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.  The Partnership shall provide to Indemnitee: (i) copies of all potentially applicable board members’ and officers’ liability insurance policies, (ii) a copy of such notice delivered to the applicable insurers, and (iii) copies of all subsequent correspondence between the Partnership and such insurers regarding the Proceeding, in each case substantially concurrently with the delivery or receipt thereof by the Partnership.  If the claim is partially insured, the Partnership (for and on behalf of the applicable Series) shall pay any difference directly to the Indemnitee.

(f) Scope.  To the extent payments are required to be made hereunder, the Partnership (for and on behalf of the applicable Series) shall not be liable in any instance whatsoever for any payment to or for the benefit of Indemnitee and any other similarly situated indemnitee, in the aggregate, in excess of the value of the assets of the particular series from which the right of indemnification is asserted. Subject to the foregoing, but notwithstanding any other provision of this Agreement, the Partnership (for and on behalf of the applicable Series) hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the LP Agreement or by statute.  In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware partnership to indemnify a [member of the Board/an Officer], such changes shall, in all respects and for all purposes of this Agreement, be deemed to be within the purview of Indemnitee’s rights and the Partnership’s obligations (for and on behalf of the applicable Series) under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware partnership to indemnify [a member of the Board/an Officer], such changes, except to the extent expressly otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(g)Nonexclusivity.  The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the LP Agreement, any other agreement, any vote of equity holders of any Series or [disinterested members of] the Board, applicable law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

(h)Interest on Unpaid Amounts.  If any payment to be made by the Partnership (for and on behalf of the applicable Series) to Indemnitee hereunder is delayed by more than thirty (30) days from the date the duly prepared request for such payment is received by the Partnership, interest shall be paid by the Partnership (for and on behalf of the applicable Series) to Indemnitee at the legal rate under Delaware law for amounts which the Partnership indemnifies or is obligated to indemnify for the period commencing with the date on which Indemnitee actually incurs such Expense or pays such judgment, fine or amount in settlement and ending with the date on which such payment is made to Indemnitee by the Partnership (for and on behalf of the applicable Series).

(i)Third-Party Indemnification.  The Partnership (for and on behalf of the applicable Series) hereby acknowledges that Indemnitee has or may from time to time obtain certain rights to indemnification, advancement of expenses and/or insurance provided by one or more third parties (collectively, the “Third-Party Indemnitors”).  The Partnership (for and on behalf of the applicable Series) hereby agrees that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third-Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), and that the Partnership (for and on behalf of the applicable Series) will not assert that the Indemnitee must seek expense advancement or reimbursement, or indemnification, from any Third-Party Indemnitor before the Partnership (for and on behalf of the applicable Series) must perform its expense advancement and reimbursement, and indemnification obligations, under this Agreement.  No advancement or payment by the Third-Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Partnership (for and on behalf of the applicable Series) shall affect the foregoing.  The Third-Party Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery which Indemnitee would have had against the Partnership (for and on behalf of the applicable Series) if the Third-Party Indemnitors had not advanced or paid any amount to or on behalf of Indemnitee.  If for any reason a court of competent jurisdiction determines that the Third-Party Indemnitors are not entitled to the subrogation rights described in the preceding sentence, the Third-Party Indemnitors shall have a right of contribution by the Partnership (for and on behalf of the applicable Series) to the Third-Party Indemnitors with respect to any advance or payment by the Third-Party Indemnitors to or on behalf of the Indemnitee.

Partial Indemnification

.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Partnership (for and on behalf of the applicable Series) for some or a portion of the Expenses, judgments, fines or amounts paid in settlement, actually and reasonably incurred in connection with a Proceeding, but not, however, for the total amount thereof, the Partnership (for and on behalf of the applicable Series) shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines and amounts paid in settlement to which Indemnitee is entitled.

Director and Officer Liability Insurance

.

(a)D&O Policy.  The Partnership shall, from time to time, make the good faith determination whether or not it is practicable for the Partnership (for and on behalf of the applicable Series) to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the [Board/Officers] with coverage for losses from wrongful acts, or to ensure the Partnership’s performance (for and on behalf of the applicable Series) of its indemnification obligations under this Agreement.  Among other considerations, the Partnership will (for and on behalf of the applicable Series), acting reasonably and in good faith, weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured [of Board/Officer].  Notwithstanding the foregoing, the Partnership shall have no obligation to obtain or maintain such insurance (for and on behalf of the applicable Series) if the Partnership determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by an affiliate of the Partnership, including the General Partner.  Notwithstanding the foregoing, ROX Financial Inc. as the parent entity of the General Partner, may obtain such insurance for the benefit of the [members of the Board/Officers].

(b)Tail Coverage.  In the event of the applicable Series becoming insolvent or the termination of the applicable Series in accordance with the terms of the LP Agreement, the Partnership (for and on behalf of the applicable Series) shall maintain in force (and shall use its reasonable efforts to have the General Partner maintain in force) any and all insurance policies then maintained by the Partnership (for and on behalf of the applicable Series) or the General Partner in providing insurance (board members’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six years thereafter.

Severability

.   Nothing in this Agreement is intended to require or shall be construed as requiring the Partnership to do or fail to do any act in violation of applicable law.   The Partnership’s inability, pursuant to court order, to perform its obligations under this Agreement (for and on behalf of the applicable Series) shall not constitute a breach of this Agreement.   If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Partnership (for and on behalf of the applicable Series) shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

Exclusions

.  Any other provision herein to the contrary notwithstanding, the Partnership shall not be obligated pursuant to the terms of this Agreement (for and on behalf of the applicable Series):

(a)Claims Initiated by Indemnitee.  To indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish, enforce or interpret a right to indemnification under this Agreement or the LP Agreement, but such indemnification or advancement of Expenses may be provided by the Partnership (for and on behalf of the applicable Series) in specific cases if the [disinterested members the Board (or if none, if the board of directors of ROX Financial Inc., as the sole member of the General Partner, so direct) find/Board finds] it to be appropriate; provided, however, that the exclusion set forth in the first clause of this subsection shall not be deemed to apply to any investigation initiated or brought by Indemnitee to the extent reasonably necessary or advisable in support of Indemnitee’s defense of a Proceeding to which Indemnitee was, is or is threatened to be made a party;

(b)Claims To Enforce Rights.  To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to establish, enforce or interpret a right to indemnification under this Agreement or the LP Agreement, if the court in which such Proceeding is brought that each of the material assertions made by Indemnitee in such proceeding was frivolous;

(c)Unlawful Payments.  To indemnify Indemnitee for Expenses to the extent it is determined by a final court order or judgment by a court of competent jurisdiction, to which all rights of appeal have either lapsed or been exhausted, that such indemnification would be unlawful;

(d)Certain Conduct.  To indemnify Indemnitee for Expenses on account of Indemnitee’s conduct that is established by a final court order or judgment by a court of competent jurisdiction, to which all rights of appeal have either lapsed or been exhausted, that the Indemnitee acted in Bad Faith or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful;

(e)Insured Claims.  To indemnify Indemnitee for Expenses to the extent such Expenses have been paid directly to and received by Indemnitee by an insurance carrier under an insurance policy maintained by the Partnership or the General Partner; or

(f)Certain Exchange Act Claims.  To indemnify Indemnitee in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of a Series within the meaning of Section 16(b) of the Exchange Act or any similar successor statute or any similar provisions of state statutory law or common law, or (ii) any reimbursement of the Partnership (for and on behalf of the applicable Series) by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of a Series, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of a Series pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to the Partnership or the applicable Series of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

Contribution Claims

.

(a)If the indemnification provided in Section 1 is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 6, then in respect to any Proceeding in which the Partnership (for and on behalf of the applicable Series) is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by applicable law, the Partnership (for and on behalf of the applicable Series), in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Partnership (for and on behalf of the applicable Series) hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)Without diminishing or impairing the obligations of the Partnership (for and on behalf of the applicable Series) set forth in the preceding Section 7(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Expenses, judgment or settlement in any Proceeding in which the Partnership (for and on behalf of the applicable Series) is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Partnership (for and on behalf of the applicable Series) shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the applicable Series and all [officers or applicable/ Officers or] Board members, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Partnership or the applicable Series and all [officers/Officers] or Board members of the General Partner and the Partnership other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered.  The relative fault of the Partnership (for and on behalf of the applicable Series) and all [officers of the General Partner/ or applicable Officers or] Board members, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)With respect to a Proceeding brought against Board members, [officers of the General Partner/Officers] or agents of the Partnership (other than Indemnitee), to the fullest extent permitted by applicable law, the Partnership (for and on behalf of the applicable Series) shall indemnify Indemnitee from any claims for contribution that may be brought by any such applicable Board members, officers of the General Partner, or agents of the Partnership (other than Indemnitee) who may be jointly liable with Indemnitee, to the same extent Indemnitee would have been entitled to such indemnification under this Agreement if such Proceeding had been brought against Indemnitee.

No Imputation

.  The knowledge and/or actions, or failure to act, of any [other Board members, officers/member] of the [General Partner/Board, other Officers or an] agent of the Partnership or the applicable Series or the Partnership or the applicable Series itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

Determination of Good Faith

.  Indemnitee shall be deemed to have acted in Good Faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the members of a governing body of the Enterprise or any counsel selected by any committee of the members of a governing body of the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Enterprise or the members of a governing body of the Enterprise or any committee thereof.  The provisions of this Section 9 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct.  Whether or not the foregoing provisions of this Section are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in Good Faith and, in the case of criminal acts, did not act with knowledge that the Indemnitee’s conduct was unlawful.

Defined Terms and Phrases

.  For purposes of this Agreement, the following terms shall have the following meanings:

(a)“ Bad Faith” means, with respect to any determination, action or omission, of any Person, board or committee, that such Person, board or committee reached such determination, or engaged in or failed to engage in such act or omission, with the belief that such determination, action or omission was opposed to the interest of the Partnership or the applicable Series.

(b)“ Enterprise” means the applicable Series and any other enterprise that Indemnitee was or is serving at the request of the Partnership or a Series as a manager, director, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent.

(c)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)“ Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement (including taxes that may be imposed upon the actual or deemed receipt of payments under this Agreement with respect to the imposition of federal, state, local or foreign taxes), secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in a Proceeding.  Expenses also shall include any of the forgoing expenses incurred in connection with any appeal resulting from any Proceeding, including the principal, premium, security for, and other costs relating to any costs bond, supersedes bond or other appeal bond or its equivalent.  Expenses also shall include any interest, assessment or other charges imposed thereon and costs incurred in preparing statements in support of payment requests hereunder.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee, which are either otherwise covered by the  indemnification rights hereunder and paid over to the Indemnitee or which are finally adjudicated by court order or judgment not to be covered by indemnification rights hereunder.

(e)“Good Faith” means, with respect to any determination, action or omission, of any Person, board or committee, that such Person, board or committee reached such determination, or engaged in or failed to engage in such act or omission, with the belief that such determination, action or omission was not opposed to the interest of the Partnership or a relevant Series or was fair to the Partnership or the relevant Series.

(f)“ Proceeding” shall include any actual, threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by a third party, a government agency, the Partnership, a Series or members of the Board or a committee thereof, whether in the right of the Partnership, a Series or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was [a member of the Board/an Officer], by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as such, or by reason of the fact that Indemnitee is or was serving at the request of the Partnership or a Series as a manager, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent of any other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement.

(g)In addition, references to “other enterprise” shall include another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; references to “serving at the request of the Partnership or a Series” shall include any service as a manager, officer, employee or agent of the Partnership  or a Series which imposes duties on, or involves services by Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Partnership or a Series” as referred to in this Agreement; references to “include” or “including” shall mean include or including, without limitation; and references to Sections, paragraphs or clauses are to Sections, paragraphs or clauses in this Agreement unless otherwise specified.

Attorneys’ Fees

.  In the event of a Proceeding instituted by or in the name of the Partnership or a Series under this Agreement or to enforce or interpret any of the terms of this Agreement or the LP Agreement, the Partnership (for and on behalf of the applicable Series) shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless a court of competent jurisdiction determines that each of Indemnitee’s material defenses to such action were made in Bad Faith or were frivolous.

Miscellaneous

.

(a)Governing Law; Consent to Personal Jurisdiction.  The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.  Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Delaware (or, if appropriate, a federal court located within Delaware), and the each of the parties hereto consent to the jurisdiction of such a court, and hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

(b)Entire Agreement; Binding Effect.  Without limiting any of the rights of Indemnitee described in Section 3(b) this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions and supersedes any and all previous agreements between them covering the subject matter herein.  The indemnification provided under this Agreement applies with respect to events occurring before, on or after the effective date of this Agreement, and shall continue to apply even after Indemnitee has ceased to serve the Partnership in any and all indemnified capacities.

(c)Amendments and Waivers.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d)Successors and Assigns.  This Agreement shall be binding upon the Partnership, each Series and their  successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Partnership or, as applicable, a Series) and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, executors, administrators, legal representatives and assigns.  The Partnership (for and on behalf of the applicable Series) shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Partnership or a Series, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Partnership (for and on behalf of the applicable Series) would be required to perform if no such succession had taken place, but the failure of a successor so to do shall not adversely affect Indemnitee’s indemnification rights against such successor in accordance with this Agreement.

(e)Notices.  Any notice, demand or request required or permitted to be given under this Agreement (“Notice”) shall be in writing and delivered by e-mail, as follows:

If to the Partnership, addressed to legalnotice@roxfinancial.com

If to Indemnitee, addressed to [           ].

Notice given by electronic mail shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.  Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

(f)Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.  Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

(h)No Employment Rights.  Nothing contained in this Agreement is intended to create in Indemnitee any right to employment by the Partnership, a Series or the General Partner.

(i)Partnership Position.  The Partnership (for and on behalf of the applicable Series) shall be precluded from asserting, in any Proceeding brought for purposes of establishing, enforcing or interpreting any right to indemnification under this Agreement, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Partnership (for and on behalf of the applicable Series) is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(j)Subrogation.  Subject to Section 3(d), in the event of payment under this Agreement, the Partnership (for and on behalf of the applicable Series) shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Partnership (for and on behalf of the applicable Series) to effectively bring suit to enforce such rights.

[Signature Page Follows]

The parties have executed this Indemnification Agreement as of the date first set forth above.

the Partnership:

ROX FINANCIAL LP

by ROX Financial GP LLC,
its general partner

By:
Name: Anthony Moro
Title: President

By:
Name: David Ronn
Title: Chief Legal Officer

AGREED TO AND ACCEPTED:

INDEMNITEE:

Name: [ ]